                                                                     Exhibit 5.2



                          WILLKIE FARR & GALLAGHER
                             ONE CITICORP CENTER
                             153 EAST 53RD STREET
                          NEW YORK, NEW YORK  10022

September 5, 1997



Paging Network do Brasil S.A.
Rua Alexandre Dumas, 1,711
Chacara Santo Antonio
Sao Paulo, 04717-004
BRAZIL


    Re:  US$125,000,000 131/2% Senior Notes due 2005
         Exchange Offer
         -------------------------------------------


Ladies and Gentlemen:

We have acted as United States counsel for Paging Network do Brasil S.A., a Brazilian corporation (the "Company"), in connection with the filing by the Company with the Securities and Exchange Commission (the "Commission") of a registration statement (the "Registration Statement") on Form F-4 under the Securities Act of 1933, as amended, relating to the proposed issuance, in exchange for US$125,000,000 aggregate principal amount of the Company's 131/2% Senior Notes due 2005 (the "Old Notes"), of US$125,000,000 aggregate principal amount of the Company's 13-1/2% Senior Notes due 2005 (the "New Notes"). The New Notes are to be issued pursuant to an indenture dated as of June 1, 1997 (the "Indenture"), between the Company and The Chase Manhattan Bank, as trustee (the "Trustee"). Capitalized terms used herein and not otherwise defined herein have the meanings ascribed thereto in the Indenture or in the Purchase Agreement, dated as of May 30, 1997, among the Company, Paging Brazil Holding Co., LLC, Merrill Lynch, Pierce Fenner & Smith Incorporated, Bear, Stearns & Co. Inc. and Goldman, Sachs & Co. (collectively, the "Initial Purchasers").

In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate for purposes of this opinion, including the Indenture, the Notes Registration Rights Agreement, dated as of June 6, 1997 (the "Notes Registration Rights Agreement"), among the

Paging Network do Brasil S.A.
September 5, 1997
Page 2


Company and the Initial Purchasers, the form of the New Notes and the Registration Statement.

In rendering the opinions contained herein, we have assumed (a) the due authorization, execution and delivery of each of the Indenture, the Notes Registration Rights Agreement and the New Notes by each of the parties thereto,
(b) that each of such parties has the legal power to act in the respective capacity or capacities in which it is to act thereunder, (c) the authenticity of all documents submitted to us as originals, (d) the conformity to the original documents of all documents submitted to us as copies and (e) the genuineness of all signatures on all documents submitted to us.


Based on the foregoing, we are of the opinion that the New Notes, when duly issued and authenticated in accordance with the provisions of the Indenture and delivered in exchange for the Old Notes pursuant to the Notes Registration Rights Agreement, will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms (subject in each case to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors' rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law).

We do not express any opinion with respect to matters governed by any laws other than the laws of the State of New York and the federal laws of the United States of America. To the extent that the laws of the Federative Republic of Brazil are relevant to the opinions expressed herein, we have relied exclusively on the opinions, of Xavier, Bernardes, Braganca, Sociedade de Advogados, Brazilian counsel for the Company, which is being delivered to you and filed with the Commission as an exhibit to the Registration Statement.

Paging Network do Brasil S.A.
September 5, 1997
Page 3


We know that we may be referred to as counsel who has passed upon the legality of the issuance of the New Notes on behalf of the Company in the Registration Statement filed with the Commission, and we hereby consent to such use of our name in said Registration Statement and to the filing of this opinion with said Registration Statement as Exhibit 5.2 thereto.


Very truly yours,

/s/ Willkie Farr & Gallagher